Exhibit 3(ii)

BY-LAWS

OF

MERIT LIFE INSURANCE CO.

ARTICLE I

STOCKHOLDERS

Section 1.  PLACE OF MEETING: Meetings of the stockholders shall be held at such place, either within or without the state of Texas, as may from time be designated by the board of directors or the President and Chief Executive, provided, however, that in the absence of such designation, meetings shall be held at the Home Office of the company in Austin, Texas.

Section 2.  ANNUAL MEETING: The annual meeting of stockholders shall be held on or before May 1st of each calendar year as the board of directors or the President and Chief Executive Officer may from time to time designate.

Section 3.  NOTICE OF ANNUAL MEETING: The Secretary shall mail, in the manner provided in Section 2 of Article V of these by-laws, or shall deliver, a written or printed notice of each annual meeting to each stockholder of record entitled to vote thereat, at least ten (10) days before the date of such meeting.

Section 4.  PURPOSE OF ANNUAL MEETING: Annual meetings of stockholders shall be held for the purpose of electing directors and transacting such other business as may be properly presented thereat.

Section 5.  SPECIAL MEETINGS: Special meetings of the stockholders may be held at any time upon the call of the board of directors, or of the President and Chief Executive Officer, or of the stockholders holding not less than one-fourth (1/4) of the outstanding shares entitled by the Articles of Incorporation and by the Business Corporation Act of the State of Texas to vote on the business proposed to be transacted thereat.

Section 6.  NOTICE OF SPECIAL MEETINGS: The person or persons calling a special meeting, or the Secretary at their discretion, shall mail, in the manner provided in Section 2 of Article V of these by-laws, or shall deliver, a written or printed notice thereof to each holder of outstanding shares entitled by the Articles of Incorporation and by the Business Corporation Act of the State of Texas to vote on the business proposed to be transacted at such meeting, at least thirty (30) days before the date of such meeting. Such notice shall specify the time and place thereof and the purpose or purposes for which such meeting was called.

Section 7.  WAIVER OF NOTICE: Any stockholder may waive, in writing, notice of any meeting of stockholders. Presence of a stockholder, in person or by proxy, at any meeting of stockholders, shall constitute a waiver of notice thereof on the part of such stockholder.

Section 8.  QUORUM: A majority of the shares of issued and outstanding capital stock entitled by the Articles of Incorporation and by the Business Corporation Act of the State of Texas to vote on the business proposed to be transacted at such meeting represented by the holders of record thereof, in person or by proxy, shall constitute a quorum for the transaction of business.

Section 9.  VOTING RIGHTS: Shares, which have been transferred on the books of the company after the record date of such meeting, fixed by the board of directors, or, if no such record date is fixed, within ten (10) days next preceding the date of the meeting, shall not be entitled to vote at such meeting.

At all stockholders’ meetings, each share of common stock shall be entitled to one (1) vote.

Section 10.  PROXIES: Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy executed in writing by the stockholder or any authorized attorney in fact. All proxies shall be delivered to the Secretary at or before the time of such meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer time is expressly provided therein.

ARTICLE II

DIRECTORS

Section 1.  NUMBER AND ELECTION: The number of directors of the company shall be no less than five nor more than twenty. Within such range that number may be increased from time to time by resolution of the board of directors adopted by the vote of a majority of the then number of directors, or by a majority vote of the stockholders, but in no case shall the number be less than five. Each director shall be elected each year by a majority vote of the stockholders present in person or by proxy at the annual meeting of stockholders each year and shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified.

Section 2.  PLACE OF MEETING: Meetings of the board of directors of the company shall be held at such place, either within or without the State of Texas, as may from time to time be designated by the Chairman of the Board, or by agreement in writing of not less than a majority of the directors, or upon the unanimous consent of the members of the board. In the absence of any such designation, the meeting shall be held at the Home Office of the company in Austin, Texas.

Section 3.  REGULAR MEETINGS: Regular meetings of the board of directors shall be held immediately after each annual meeting of stockholders and at such other time as may from time to time be fixed by resolution of the board of directors. Notice need not be given of regular meetings of the board of directors.

Section 4.  SPECIAL MEETINGS: Special meetings of the board of directors may be held at any time upon the call of the Chairman of the Board, or of a majority of the board of directors, or without notice upon the unanimous consent of the members of the board.

Section 5.  NOTICE OF SPECIAL MEETINGS: The person or persons calling a special meeting, or the Secretary, at their direction, shall do so by oral, telegraphic or written notice duly delivered to each director not less than three (3) days before such meeting. Notice of any special meeting need not specify the purpose thereof.

Section 6.  WAIVER OF NOTICE: Any director may waive, in writing, notice of any meeting of the board of directors. The presence of a director at any meeting of the board of directors shall constitute a waiver of notice thereof on the part of such director.

Section 7.  PARTICIPATION BY ELECTRONIC MEANS: The board of directors may permit any or all directors to participate in a regular or special meeting by, or through the use of, any means of communication, such as conference telephone, by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by such means shall be deemed to be present in person at the meeting

Section 8.  QUORUM: A majority of the duly elected and qualified directors then holding such positions shall constitute a quorum for the transaction of business.

Section 9.  VACANCIES: If permitted by law, any vacancy occurring in the board of directors caused by death, resignation, removal, increase in number of directors or otherwise need not be filled unless such vacancy reduces the number of remaining directors to less than five, or in the alternative, such vacancy may be filled by a majority vote of the then remaining members of the board, and any director so elected shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified.

Section 10.  EXECUTIVE COMMITTEE: The board of directors may, by resolution adopted by a majority of the whole board, designate two or more of their number to constitute an executive committee, which committee shall have and exercise all of the authority of the board of directors in the management of the company during the intervals between regular meetings of the board. The committee shall appoint a secretary who need not be a member of the committee. He shall keep minutes of all meetings which minutes shall be approved at the following meeting of the board of directors. The committee shall from time to time make such rules as it deems proper for the convening and conducting of its business.

Section 11.  INVESTMENT COMMITTEE: The board of directors may by resolution adopted by a majority of the whole board establish an investment committee consisting of two or more persons, which committee shall, among other things, have the responsibility for the supervision, control, acquisition and disposition of the investments of the company. The investment committee shall meet from time to time as may be necessary or desirable, may adopt such rules for the holding of meetings and the conduct of its activities as may be necessary or desirable and shall report to the board of directors concerning the activities of the committee.

Section 12.  AUDIT COMMITTEE: The board of directors may by resolution adopted by a majority of the whole board establish an audit committee consisting of two or more persons, which committee shall, among other things, make recommendations regarding the selection of the company’s independent certified public accounting firm, meet with representatives of that accounting firm to determine the scope of and review the results of each audit and assist the board of directors in overseeing the company’s accounting, auditing, financial reporting and internal control functions.

ARTICLE III

OFFICERS

Section 1.  ENUMERATION: The officers of the company shall be elected by the board of directors and shall be a Chairman of the Board, a President and Chief Executive Officer, a Chief

Operating Officer, a Chief Financial Officer, a Treasurer and a Secretary. The board of directors may also elect one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as it shall deem appropriate. Any number of offices may be held by the same person, except that the duties of the President and the Secretary shall not be performed by the same person.

Section 2.  TERM OF OFFICE: The officers of the company shall be elected at the annual meeting of the board of directors and shall hold office until their successors are elected and qualified. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors. Any vacancy occurring in any office of the company required by this Article III shall be filled by the board of directors, and any vacancy in any other office may be filled by the board of directors.

Section 3.  CHAIRMAN OF THE BOARD: The Chairman of the Board shall preside at all meetings of the board of directors and of the stockholders at which he or she shall be present and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the board of directors.

Section 4.  PRESIDENT AND CHIEF EXECUTIVE OFFICER: The President and Chief Executive Officer shall be a director. He shall be the chief executive officer of the company, shall have general supervision of the business and affairs of the company and shall see that all orders and resolutions of the board of directors are carried out. The President and Chief Executive Officer may execute, in the name of the company, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the company. The President and Chief Executive Officer shall have such other functions, authority and duties as customarily appertain to the office of the chief executive officer of a business corporation or as may be prescribed by the board of directors.

Section 5.  CHIEF OPERATING OFFICER: The Chief Operating Officer shall be the chief operating officer of the company and, as such, shall be charged with managing the day-to-day affairs of the company, subject to the control of the board of directors and the President and Chief Executive Officer. In the absence or disability of the President and Chief Executive Officer, the Chief Operating Officer shall perform the duties and exercise the powers of the President and Chief Executive Officer. The Chief Operating Officer shall have such other functions, authority and duties as customarily appertain to the office of the chief operating officer of a business corporation or as may be prescribed by the President and Chief Executive Officer or the board of directors.

Section 6.  CHIEF FINANCIAL OFFICER: The Chief Financial Officer shall have the custody of the funds and securities of the company and shall keep full and accurate accounts of receipts and disbursements in books belonging to the company and shall deposit all moneys and other valuable effects in the name and to the credit of the company in such depositories as may be designated by the board of directors. The Chief Financial Officer shall disburse the funds of the company as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the President and Chief Executive Officer and the board of directors, at its regular meetings or when the board of directors so requires, an account of all transactions as Chief Financial Officer and of the financial condition of the company. The Chief

Financial Officer shall perform such other duties as may from time to time be prescribed by the President and Chief Executive Officer or the board of directors.

Section 7.  VICE PRESIDENT: The Vice President shall act under the direction of the President and Chief Executive Officer and the Chief Operating Officer and in the absence or disability of the Chief Operating Officer shall perform the duties and exercise the powers of the Chief Operating Officer. The Vice President shall perform such other duties and have such other powers as the President and Chief Executive Officer, the Chief Operating Officer or the board of directors may from time to time prescribe. The board of directors may designate one or more Vice Presidents or may otherwise specify the order of seniority of the Vice Presidents, and, in that event, the duties and power of the Chief Operating Officer shall descend to the Vice Presidents in the specified order of seniority.

Section 8.  SECRETARY: The Secretary shall keep full and accurate minutes of all proceedings of the stockholders of the company and of the board of directors in the proper record book of the company provided therefor, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice, if any, of all meetings of the stockholders and shall perform such other duties as may be prescribed by the President and Chief Executive Officer or the board of directors. The Secretary shall have custody of the corporate seal of the company and shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary. The board of directors may give general authority to any other officer to affix the seal of the company and to attest such affixing of the seal.

Section 9.  TREASURER: The Treasurer, shall, in the absence of the Chief Financial Officer or in the event of the Chief Financial Officer’s inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Chief Financial Officer, the President and Chief Executive Officer or the board of directors.

Section 10.  OTHER OFFICERS: Any Assistant Secretary, Assistant Treasurer or other officer who is elected or appointed from time to time by the board of directors and whose duties are not specified in these by-laws shall perform such duties and have such powers as may be prescribed from time to time by the board of directors or the President and Chief Executive Officer.

ARTICLE IV

CAPITAL STOCK

Section 1.  CERTIFICATE OF STOCK: Each stockholder of the company whose stock has been paid in full shall be entitled to a certificate or certificates showing the amount of stock of the company standing on the books in his or her name. Each certificate of stock shall be numbered and bear the manual or facsimile signatures of (i) the President and Chief Executive Officer, the Chief Operating Officer or a Vice President and (ii) the Chief Financial Officer, the Treasurer, the Secretary, an Assistant Treasurer or an Assistant Secretary.

Section 2.  FORM OF CERTIFICATE: The form of stock certificate shall be as prescribed from time to time by resolution of the board of directors.

Section 3. RECORD HOLDER OF SHARES: The company shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claims to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the state of its incorporation. The company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner.

Section 4.  LOST STOCK CERTIFICATE: In case of loss or destruction of a certificate of stock, a new certificate shall be issued upon satisfactory proof of such loss or destruction and the giving of security by bond, or the giving of security otherwise satisfactory to the board of directors or the President and Chief Executive Officer.

ARTICLE V

MISCELLANEOUS

Section 1.  FISCAL YEAR: The fiscal year of the company shall be the calendar year.

Section 2.  MAILING OF NOTICES: Mailing of notices to stockholders or directors shall be by depositing the same in a post office or letter box in a postpaid sealed wrapper, addressed to such stockholder or director at his, her or its address, as the same appears on the books of the company. Such notice shall be deemed to be given at the time when the same shall be thus mailed.

Section 3.  CORPORATE SEAL: The corporate seal of the company shall be circular in form and shall contain the name of the company and the words: “CORPORATE SEAL.”

Section 4.  CONSENT IN LIEU OF MEETING: If permitted by law, any action required or permitted to be taken at any meeting of the stockholders, or of the board of directors, or of any committee thereof, may be taken without a meeting, without prior notice and without a vote, if all stockholders, or members of the board of directors, or of any committee thereof, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the company.

ARTICLE VI

AMENDMENTS

These by-laws may be amended or repealed at any meeting of the board of directors by a vote of a majority of all members of the board of directors then elected and qualified, provided that any by-laws so adopted by the board of directors may be amended or repealed by the stockholders.